SCHEDULE 14A
                                  (Rule 14a-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]   Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 HEALTHWATCH, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in its Charter)

                                        N/A
--------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ______________________________________________________________________
     (2)  Aggregate number of securities to which transaction applies:

          ______________________________________________________________________


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
          ______________________________________________________________________

     (5)  Total fee paid:
          ______________________________________________________________________

     [ ]  Fee paid previously with preliminary materials.
          ______________________________________________________________________

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fees was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
          ______________________________________________________________________

        (2)  Form, Schedule or Registration Statement No.:
          ______________________________________________________________________

        (3)  Filing Party:
          ______________________________________________________________________

        (4)  Date Filed:      N/A
          ______________________________________________________________________

                PRELIMINARY NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                         OF
                                  HEALTHWATCH, INC.



To the Shareholders of HealthWatch, Inc.:


          PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of HealthWatch, Inc., will be held at 11:00 a.m. (Eastern Daylight Time) on Wednesday, May 19, 1999, at the Company's principal executive offices, 9040 Roswell Road, Suite 470, Atlanta, Georgia, to consider and act upon the following matters:

     I.   To elect directors of the Company.

     II. To approve the granting to the holders of the Series P Preferred Stock the right to convert their shares into common stock of the Company at a conversion ratio of ten (10) shares of common stock for each share of Series P Preferred Stock as more fully set forth in the Certificate of Designation filed for the Series P Preferred Stock.

     III. To approve an amendment to the Company's Articles of Incorporation to change the Company's name to MERAD Technologies Corporation.

     IV. To amend the Company's 1995 Stock Option Plan to provide that the number of options for shares of common stock that the Board of Directors is authorized to issue shall be the lessr of 3,000,000 shares or an amount not to exceed twenty-five percent (25%) of the number of outstanding shares of the company's common stock, par value $.01 per share, calculated prior to the inclusion of issued but unexercised options.

     V. To transact such other business as may properly come before the meeting.

     Accompanying this Notice are a Proxy and Proxy Statement and a copy of the Company's 1998 Annual Report on Form 10-KSB, Amendment No. 1 to Form 10-KSB, and Report on Form 10-QSB for the Quarter ended December 31, 1998, as filed with the Securities and Exchange Commission. Whether or not you expect to be present at the meeting, please sign and date the Proxy and return it to the Company. The Proxy may be revoked at any time prior to the time that it is voted. Only shareholders of record at the close of business on April 19, 1999 will be entitled to vote at the meeting.


                                             BY ORDER OF THE BOARD OF DIRECTORS
                                             Paul W. Harrison
                                             Chairman of the Board


April 19, 1999

                           PRELIMINARY PROXY STATEMENT

                                HEALTHWATCH, INC.

                               9040 Roswell Road
                                  Suite 470
                            Atlanta, Georgia  30350

                        Annual Meeting of Shareholders

                                 MAY 19, 1999
                     11:00 a.m. (Eastern Daylight Time)

                                   GENERAL

     The enclosed Proxy is solicited by the Board of Directors of HealthWatch, Inc. ("HealthWatch" or the "Company"). Such solicitation is being made by mail and may also be made by directors, officers, and employees of the Company personally or by telephone. Any Proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the Proxy by filing with the Company either a written revocation or a later dated Proxy or by attendance and voting in person at the meeting. Shares represented by Proxies will be voted as specified in such Proxies, and if no choice is specified, will be voted in favor of the Board of Directors' nominees to the Board and for all of the proposals set forth in this Proxy Statement.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the Proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. Directors will not be separately compensated for soliciting proxies. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This Proxy Statement and accompanying form of Proxy are being mailed to shareholders on or about April 23, 1999.

                          PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders of the Company intended to be presented at the Company's next annual meeting of shareholders must be received by the President of the Company at the above address no later than October 1, 1999, in order for any such proposals to be included in the Company's Proxy Statement and form of Proxy relating to that meeting.

                             REVERSE STOCK SPLIT

     The Company's Common Stock is listed on the Nasdaq Small Cap Market. The Nasdaq Stock Market, Inc. recently adopted rules requiring, among other things, that all stocks listed on Nasdaq maintain a minimum bid price of $1.00 per share. On February 11, 1998, the Company's Board of Directors implemented a one-for-five reverse split of the Common Stock which was effective February 23,1998. The reverse split was approved in order to satisfy the new Nasdaq requirements. All information regarding the Common Stock in this Proxy Statement has been adjusted to reflect the reverse stock split.

                              OUTSTANDING STOCK

     The Company's common stock, $.01 par value ("Common Stock"), of which there were 3,021,515 shares outstanding on April 19, 1999, constitutes the only class of outstanding voting securities issued by the Company, and therefore the only class of equity securities of the Company entitled to vote at the annual meeting. Each shareholder will be entitled to cast one vote for each share of Common Stock held. Votes may be cast in person or by proxy. Only shareholders of record at the close of business on April 19, 1999, will be entitled to vote at the meeting.

     The following table sets forth as of April 19, 1999, the shares of Common Stock and percentage of total shares owned by the shareholders known to beneficially own 5% of the Company's outstanding shares of each class of stock of the Company, each director and nominee for election to the Board of Directors of the Company and as to all officers and directors as a group. All persons indicated have (unless indicated to the contrary) sole or shared with their spouse voting and dispositive power over such shares.

 Name and Address of Beneficial
  Owner, Name of Director or
 Nominee or Identity of Group               Title of Class             Amount Beneficially Owned         Percentage of Class<F5>
------------------------------            ------------------           -------------------------         -------------------
Paul W. Harrison                                Common                   1,252,563   <F1><F2>                   29.0%
9040 Roswell Road                         Series P Preferred               125,088.4                            37.4%
Suite 470
Atlanta, Georgia  30350

Larry Fisher                                    Common                     251,666   <F1>                        5.8%
9040 Roswell Road
Suite 470
Atlanta, Georgia  30350

Brian L. Schleicher                             Common                     220,926   <F1><F3>                    5.1%
9040 Roswell Road                         Series P Preferred                 7,812.5                             2.3%
Suite 470
Atlanta, Georgia  30350

Richard T. Case                                 Common                      24,609   <F1>                         *
9040 Roswell Road
Suite 470
Atlanta, Georgia  30350

Sanford L. Schwartz                             Common                      38,095.4 <F1><F4>                     *
9040 Roswell Road
Suite 470
Atlanta, Georgia  30350

Mary M. Harrison                                Common                     209,906   <F1>                        4.8%
                                          Series P Preferred                31,250                               9.3%

Jeff Brenner                                    Common                     160,000                               5.3%

All Officers, Directors and                     Common                   1,872,606.4 <F1><F2><F3><F4>           43.3%
Nominees as a Group (6 persons)           Series P Preferred               132,900.9                            39.7%
____________________

[FN]
*    Less than one percent of shares outstanding.

<F1> Includes for the following persons the number of shares set forth opposite their name which are issuable within 60 days of the record date upon exercise of outstanding stock purchase options or warrants or conversion of outstanding debentures: Paul Harrison--931,531 shares; Fisher--111,666 shares; Schleicher--110,463; Case--23,667 shares; Schwartz --36,667 shares; Mary Harrison--104,403; and all other officers and directors as a group--1,296,041 shares.

<F2> Includes 83,333 shares owned by HALIS, Inc. ("HALIS"), of which Mr.
     Harrison is the Chairman of the Board of Directors, President, and Chief Executive Officer and a major shareholder.

<F3> Includes 72,727 shares and 72,727 warrants owned by B&S Holdings, Inc.
     ("B&S"). Mr. Schleicher is an officer, director and principal shareholder of B&S.

<F4> Includes 1,428.4 shares owned by Creative Business Strategies, Inc.
     ("CBS"). Mr. Schwartz is an officer, director and principal shareholder of CBS.

<F5> Common Stock is based upon a total of 4,317,556 shares, representing
     3,021,515 [SHARES] outstanding on April 19, 1999, plus the shares issuable as set forth in footnote (1) above. The Series P Preferred Stock is based upon 334,432 shares outstanding.

                INFORMATION CONCERNING DIRECTORS AND OFFICERS

COMPENSATION

     The following table sets forth, on an accrual basis, the aggregate cash compensation paid by the Company and its subsidiaries during the three fiscal years ended June 30, 1998, 1997, and 1996, respectively, to the Company's Presidents and Chief Executive Officers and Chairman of the Board of Directors. No officer or director of the Company received compensation of $100,000 or more in fiscal 1996 or 1997.

   Name and Principal          Fiscal                                         Options         Restricted
       Position                 Year           Salary        Bonus        (No. of Shares)    Stock Awards
   ------------------          -----           ------        -----        ---------------    ------------
  Paul W. Harrison              1998             --             --        250,000 shs. <F1>      --
  Chairman, President           1997             --             --           --                  --
  and CEO <F1>                  1996             --             --           --                  --

  Daniel J. Kelly               1998          $132,500       $13,200      120,000 shs. <F2>      --
  Former President and          1997          $ 80,770          --        120,000 shs.           --
  CEO <F1>                      1996             --             --           --                  --
____________

<F1> Mr. Harrison replaced Mr. Kelly as President and CEO of the Company effective June 1, 1998.
     Mr. Harrison was granted 150,000 options in October 1997 and 100,000 options in May 1998.
<F2> Represents repricing of options originally granted during fiscal year 1997.

STOCK BASED COMPENSATION

     The Company has a 1989 Incentive Stock Option Plan and 1993 and 1995 Stock Option Plans (the "Plans") for its key employees directors and consultants to purchase shares of the Company's Common Stock. The Plans provide that the purchase price of the shares covered by incentive stock options may not be less than the fair market value of the shares on the date the option was granted. Non-statutory stock options granted can be granted at exercise prices of 85% or more of the fair market value of the Company's Common Stock on the date of grant. To date, all options granted under the Plans have been at exercise prices equal to the fair market value of the Common Stock on the date the Company agreed to grant the options.

     As part of the acquisition of Paul Harrison Enterprises, Inc. by the Company on October 2, 1998, the Company agreed to assume 600,000 options for PHE outstanding at the time of the merger, and converted such options into

625,000 non-statutory stock options of the Company. Paul W. Harrison holds 583,333 of these options which have an exercise price of $.96 per share exercisable on or before December 31, 2003.

     The Company has, from time to time, also provided non-statutory stock options outside of the Plans to directors, officers and consultants and has awarded stock grants to officers, directors, employees and consultants in consideration for services. These non-statutory options generally have had a term of three to seven years and have had exercise prices equal to the fair market value of the Company's Common Stock on the date the options were granted. As of April 19, 1999, the Company had an aggregate of 775,982 shares reserved for issuance pursuant to outstanding stock options under the Plans and other stock option grants, and an additional 1,195,000 shares reserved for outstanding warrants (exclusive of the 625,000 shares issuable to the former PHE option holders).

DIRECTORS' REPORT. On August 25, 1997 and May 27, 1998, the Board of Directors unanimously approved repricing all outstanding stock options held by current employees and directors of the Company (a total of 348,714 and 445,380 shares, respectively), including 120,000 and 40,000 shares, respectively, subject to options held by Daniel J. Kelly to $0.66 per share. It was the Board of Directors' opinion that the repricing of these options was appropriate in view of the Company's inability to provide adequate cash compensation, particularly to its officers and directors, due to the Company's lack of working capital.

     The following table shows option grants during fiscal 1998 to the named executive officers of the Company. Reference is also made to the information included above under "Compensation."

                    Options Granted      Percent of Total     Exercise       Expiration
     Name           in Fiscal 1998       Options Granted       Price            Date
---------------    -----------------     ----------------     --------       ----------
Paul W. Harrison        150,000 shs.          35.0%          $0.66            10/10/02
                        100,000 shs.          23.3%          $0.66            05/27/03
Daniel J. Kelly          40,000 shs.           9.0%          $0.66<F1>        12/18/01
                        120,000 shs.          37.3%          $2.80<F1>        12/18/01

<F1>  These options represent the repricing during fiscal 1998 of previously granted options. The 40,000-share option represents a repricing on May 27, 1998 of one-third of the 120,000-share option that was granted in 1997 and repriced on August 27, 1997.


     The following table shows the number of options exercised during fiscal 1998 and the 1998 fiscal year-end value of the options held at the end of the fiscal year by the named executive officer.

                                                                                 Value of Unexercised
                                                   Number of Unexercised        in-the-money Options
                         Shares Acquired on      Options at June 30, 1998          at June 30, 1998
     Name               Exercise of Options     Exercisable/Unexercisable     Exercisable/Unexercisable
--------------------    -------------------     -------------------------     -------------------------
Paul W. Harrison                None              183,333/66,667 shs.                $-0-/$-0-
Daniel J. Kelly<F1>             None<F1>           40,000/80,000 shs.                $-0-/$-0-

<F1)>  On March 29, 1999, Mr. Kelly exercised all 40,000 options for shares in the Company at an exercise price of $0.66 per share. The remaining 80,000 options have been cancelled.


CERTAIN RELATED PARTY TRANSACTIONS

     Since August 1997, the Company has entered into a number of transactions with HALIS, Inc., an Atlanta, Georgia, publicly-traded company (OTC Bulletin Board Symbol: "HLIS"), and a number of its affiliates and shareholders. HALIS supplies information technology and services focused on the healthcare industry and has developed the HALIS Health Care Enterprise System ("HES"), a single system which integrates all of the major functions needed by clinics, hospitals, healthcare practices, payers, long-term care facilities, laboratories, pharmacies and home healthcare facilities. The
HES was developed by HALIS utilizing the MERAD technology, an advanced virtual software and information media utility developed by Paul W. Harrison and owned by Paul Harrison Enterprises, Inc., a Georgia corporation ("PHE"), that was controlled by Paul W. Harrison prior to its acquisition by the Company on October 2, 1998. PHE was also a significant shareholder of HALIS.

     During the first quarter of fiscal year 1998, PHE, Mr. Fisher and two non-affiliated shareholders of HALIS exchanged 1,100,000 of their shares of HALIS common stock for 880,000 shares of the Company's Common Stock, and PHE was granted an option to acquire 320,000 additional shares of the Company's Common Stock in exchange for 400,000 additional shares of HALIS common stock. The exchange ratio was based upon the market value for each company's common stock at the time that the transaction was negotiated. Additionally, the agreements provided that HALIS was to acquire 83,333 shares of the Company's Common Stock for a purchase price of $125,000. During February 1998, the option was exercised by PHE and its assigns and PHE exchanged an additional 1,262,000 shares of HALIS common stock for 378,000 shares of HealthWatch Common Stock. The exchange ratio for the shares exchanged in February was based on the market value for each company's common stock at the time that the exchange was negotiated. As a result of these transactions, at September 30, 1998 PHE held 888,400 shares of the Company's common stock. As a result of the acquisition of PHE by the Company on October 2, 1998, these shares became treasury shares and are deemed cancelled and not outstanding.

     These transactions followed the execution by the Company and HALIS during August 1997 of a letter of intent which contemplated a merger of the Company and HALIS. The two companies have not consummated the merger due to the relative volatility in each company's stock price and certain accounting issues that may affect the Company's ability to maintain the $2,000,000 minimum net worth required by The Nasdaq Stock Market, Inc. for the Company to maintain its listing on Nasdaq. While consummation of the merger has not been ruled out by each company's respective Board of Directors, the Company is presently uncertain if it will proceed with the merger.

     Following the initial merger discussions, the Company and HALIS determined that it would be preferable for the two companies, at that time, to adopt a shared business development strategy. To implement this strategy, the Company and HALIS entered into a business collaboration agreement whereby the Company and HALIS share sales prospects and the Company acts as a reseller of the HES software. Additionally, the Company obtained a non-exclusive license from PHE to the MERAD technology, and retained PHE to develop proprietary software technology which originally was contemplated to be used to expand the Company's product offerings to include products and services specifically focused on monitoring, capturing and managing medical information at the point of care. Due to the Company's limited resources, the Company has not proceeded to develop software that would be used in conjunction with its medical devices.

     During October 1998, the Company agreed to acquire PHE and caused its newly created wholly owned subsidiary MERAD Software, Inc., a Nevada corporation, to merge with PHE. In the merger, the shareholders of PHE received 334,432 shares of the Company's Series P Preferred Stock, stated value $10.00 per share (the "Preferred Stock"). Subject to prior approval by the Company's shareholders (see Proposal II in this Proxy Statement), the Preferred Stock will be convertible into 3,344,320 shares of the Company's common stock. Paul W. Harrison, Chairman, President and Chief Executive Officer of the Company, received 125,088 of the Series P Preferred Stock and Brian L. Schleicher, Chief Financial Officer and Chief Administrative
Officer of the Company received 7,812 of the Series P Preferred Stock. All of the Preferred Stock is non-voting, except in certain circumstances. The Series P Preferred Stock has a cumulative dividend feature of 12%, which adjusts to a maximum of 24% if the shares are not granted the right to convert by certain target dates. As February 1, 1999, the Series P
Preferred Stock dividend rate was adjusted to 18% per annum. In addition to the issuance of the Series P Preferred Stock, the PHE shareholders shall be paid additional consideration based on the percentage of the revenues that the Company receives in connection with the sale of software developed utilizing the MERAD technology, up to a maximum of $7 million, and certain PHE shareholders received options for approximately 625,000 shares of the Company's common stock with an exercise price of $.96 per share in exchange for previously outstanding options of PHE. Of the outstanding options issued in the PHE acquisition, 583,333 were issued to Paul W. Harrison. During the second quarter of fiscal 1999, the PHE Shareholders, as a group, earned $31,036 as additional consideration, 50% of which will be paid in cash and the balance paid in common stock of the Company.

     At the time of the merger, PHE held 6,177,010 shares of common stock in HALIS and owned the MERAD technology. As a result of its acquisition of PHE and the MERAD technology, the Company has diverted its attention away from the expansion of its medical device business, and has decided to use the newly acquired MERAD technology to develop expanded applications in the healthcare and other industries. Accordingly, the use of this technology to expand the Company's medical device business is uncertain. As a result of the merger, the Company increased its ownership interest in HALIS to 8,939,010 shares of HALIS' common stock, representing approximately 19% of its outstanding shares. In January 1999, the Company converted outstanding debt owed by HALIS to the Company into 1,824,645 additional shares of common stock of HALIS, bringing the number of HALIS shares held by the Company to 10,763,655, representing approximately 22% of HALIS' outstanding shares.
The Company is now the single largest shareholder of HALIS and due to the size of its holdings, now accounts for its investment under the equity method of accounting (i.e., it recognizes its proportionate amount of HALIS' income or loss each month).

     Further, as a result of the merger of PHE into MERAD Software, Inc., the MERAD technology is now owned by the Company. HALIS is obligated to pay the Company 10% of the gross revenues generated by HALIS from products and services utilizing the MERAD technology. During the second quarter of fiscal 1999, the Company earned $31,036 in royalties from HALIS. Additionally, the Company and HALIS currently share office space and have a cost sharing arrangement relating to key personnel under an arrangement that requires the Company to pay HALIS a calculated amount each month.

     Effective October 10, 1997, PHE and Paul W. Harrison entered into a consulting agreement with the Company which expired on December 31, 1998. The agreement provides for, among other things, the payment to PHE commencing on January 1, 1998 of $15,000 per month through June 30, 1998, the granting of a five-year non-statutory stock option to Mr. Harrison representing the right to acquire up to 150,000 shares of the Company's Common Stock at $2.65625 per share, the then fair market value for the Company's Common Stock, and to loan to Mr. Harrison up to $200,000 payable in four equal annual installments with interest to accrue at 7% per annum to cover tax liabilities arising from the stock swaps with PHE. As of the date of this Proxy Statement, $0 had been borrowed pursuant to the loan commitment. In May 1998 the exercise price for the stock options were repriced to $0.66 per share. None of the options have been exercised. In February 1999, the consulting agreement was modified to remove PHE as a party and to provide for the payment of $12,500 to Paul W. Harrison on a monthly basis to manage the Company, effective as of January 1, 1999. As of March 31, 1999, $35,000 was paid under the revised consulting agreement to Mr. Harrison.

     Effective October 10, 1997, Larry Fisher entered into a consulting agreement with the Company which expired on December 31, 1998. The agreement provided, among other things, for the grant of a five-year non-statutory stock option representing the right to acquire 80,000 shares of the Company's Common Stock at $2.65625 per share, the then fair market value for the Company's Common Stock. In May 1998 the exercise price for the stock options were repriced to $0.66 per share. Effective January 1, 1999, the Company entered into a new consulting agreement with Mr. Fisher for a one year term under which Mr. Fisher will be paid $5,000 per month to assist in business development opportunities for the Company.

     On December 18, 1996, Daniel J. Kelly entered into an employment agreement with the Company to become the Company's President and CEO. Under the employment agreement he was to be paid $150,000 per annum, and was eligible for a bonus of up to one-third of his base salary and received an option to purchase 120,000 shares of the Company's Common Stock. The Agreement provided for a severance payment equal to five months salary if his employment was terminated before December 31, 2000. Effective June 1, 1998 Mr. Kelly's employment was terminated, and the Company entered into a separation agreement that provided for the payment of $71,500 and acknowledgment by the Company that 40,000 of his options were deemed to be fully vested at an exercise price of $0.66 per share. On March 29, 1999, Mr. Kelly exercised all of the outstanding options.


     On January 22, 1998, Paul W. Harrison, Larry Fisher and Lindley S. Branson (the Secretary of the Company, and a former Director and President of the Company) each loaned the Company $17,000 for a period of 90 days.
The loans bear interest at 7% per annum. As additional compensation for making the loans, each was granted a warrant to acquire 16,666 shares of the Company's Common Stock at $1.71875 per share, the fair market value for the Company's Common Stock on January 22, 1998. In addition, during January 1998, a $35,000 loan which Mr. Branson made during the fourth quarter of calendar 1997 was paid by the issuance to Mr. Branson of 20,000 shares of the Company's Common Stock.

     Paul W. Harrison, Chairman of the Board, Chief Executive Officer and President of the Company, is also the Chairman, President and Chief Executive Officer of HALIS. Larry Fisher is a Director of both the Company and HALIS. Brian L. Schleicher, the current Chief Financial Officer and Chief Administrative Officer of the Company, is also the Chief Administrative Officer of HALIS.


                                 PROPOSAL I

                            ELECTION OF DIRECTORS


          Proxies returned by shareholders will be voted at the meeting, in the absence of contrary indication, in favor of the election of the following four persons as directors. Richard T. Case has been a director of the Company since April 1997, Sanford L. Schwartz has been a director of the Company since June 1983, and Paul W. Harrison and Larry Fisher have been directors of the Company since November 1997. All four directors have been nominated, in each case, to hold office until the next Annual Meeting of Shareholders and thereafter until their successors have been duly elected and qualified, unless a prior vacancy shall occur by reason of their death, resignation or removal from office.

     Although management has no reason to believe that any of the nominees will be unable to serve as a director, if that contingency should occur, it is intended that the shares represented by the Proxies will be voted, in the absence of contrary indication, for any substitute nominee designated by the Board of Directors, unless the Board determines to reduce its size appropriately. Proxies will not be voted for more than four nominees to the Board of Directors.

     The nominees to the Board of Directors of the Company are as follows:

Name                        Director Since     Age    Positions with the Company
----                        --------------     ---    --------------------------
Paul W. Harrison            November 1997      44     Chairman of the Board of Directors,
                                                      President and CEO

Richard T. Case<F1><F2>     April 1997         48     Director

Larry Fisher<F1>            November 1997      54     Director

Sanford L. Schwartz<F2>     June 1983          48     Director

______________________

<F1> Member of Audit Committee.
<F2> Member of Compensation Committee.

     Paul W. Harrison has extensive experience in the United States and
     ----------------
internationally managing information technology companies. Mr. Harrison has been the Chairman of the Company since November 1997 and the President and CEO since June 1998. Mr. Harrison has also been the Chairman and CEO of HALIS, Inc. since November 1996, President of HALIS since June 1997, and the President of, and a significant shareholder in, PHE, a privately held information technology management company that was founded by Mr. Harrison and acquired by the Company in October 1998. Mr. Harrison also founded Halis Software, Inc. a healthcare information technology company that was acquired by Fisher Business Systems, Inc. (which changed its name to HALIS, Inc.) in November 1996. Mr. Harrison was the President and Managing Member of AUBIS, LLC from February 1995 to December 1997, which owned two information system companies that were merged into Fisher in November 1996.

Mr. Harrison was an executive with and advisor to HBO & Company, a leading healthcare information systems company, from June 1993 until December 1994. Prior to joining HBOC, Mr. Harrison was the President and CEO of BIVEN, Inc. from April 1991 to June 1993, a company that he founded and sold to HBOC in June 1993.

     Richard T. Case.  Mr. Case has been President of Benchmark Associates,
     ---------------
a business consulting firm since 1985. Mr. Case was President of PolyMedica Industries, Inc., a medical products company from May 1990 to July 1992.
Mr. Case served as a director of the Company from 1990 to 1994.

     Larry Fisher was the Executive Vice President of HALIS, Inc. from June
     ------------
1997 to December 1998. Mr. Fisher was the founder of Fisher Business Systems, Inc. ("Fisher"), the predecessor of HALIS, and served as a director since its organization in 1979 and continues today as a director of HALIS. Mr. Fisher served as President, Chief Executive Officer and Treasurer of Fisher from 1979 to 1992, and as Chairman of the Board, from December 1992 to November 1996. He led the development of the first generation of Fisher's products for the hospitality marketplace. Prior to 1979, Mr. Fisher was employed by IBM for 11 years in several executive sales and marketing positions. In his last such position, Mr. Fisher was responsible for creating, implementing and monitoring national marketing programs for the retail and hospitality industries.

     Sanford L. Schwartz.  Mr. Schwartz, has been a consultant with Creative
     -------------------
Business Strategies, Inc., a business/development consulting firm, since July 1992. He served as Chief Executive Officer of the Company from June 1983 to September 1993 and as Chairman of the Board of Directors from June 1983 to November 1997. Mr. Schwartz is also a director of Renaissance Entertainment Corporation.

     During fiscal 1998, the Board of Directors met 10 times. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during fiscal 1998 during the period for which they were directors. During fiscal 1998, the functions that would be served by an audit, nominating and compensation committee were reserved to the full Board of Directors. New Audit and Compensation Committee members will be appointed following the Annual Meeting. Directors who are not otherwise compensated by the Company generally have been compensated through the issuance of stock options.

     CERTAIN FILINGS. On May 1, 1991, comprehensive new rules promulgated by the Securities and Exchange Commission relating to the reporting of securities transactions by directors and officers became effective. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended June 30, 1998 all required reports were timely filed, except that Richard T. Case and Paul W. Harrison, directors of the Company, failed to file a form 3 on a timely basis reporting their respective ownership of the Company's Common Stock at the time that they were each elected a director of the Company in 1997.

     The Board of Directors recommends that you GRANT authority to vote for
                                                -----
the election of each of the director nominees noted.


                                PROPOSAL II

           TO APPROVE THE GRANTING TO THE HOLDERS OF THE SERIES P
        PREFERRED STOCK THE RIGHT TO CONVERT THEIR SHARES INTO COMMON
            STOCK OF THE COMPANY AS SET FORTH IN THE CERTIFICATE
               OF DESIGNATION FOR THE SERIES P PREFERRED STOCK


     The Company presently has authorized 50,000,000 shares of par value $.01 common stock and 5,000,000 shares of par value $.01 preferred stock. The Board of Directors has been granted the authority to designate the preferences, rights and limitations of the preferred stock by designating separate series of preferred stock and filing a designation thereof with the Secretary of State of Minnesota. As of April 19, 1999 the Company has 3,021,515 shares of Common Stock, 1,145,000 shares of the Series A Preferred Stock and 334,443 shares of the Series P Preferred Stock issued and outstanding.

     The Board of Directors at a meeting held May 27, 1998 authorized the issuance of up to 1,500,000 shares of the Series A Preferred Stock. The Series A Preferred Stock is entitled to receive a $0.06 dividend per share per annum when, as and if declared by the Board of Directors. The dividend is cumulative; therefore any dividend not declared in any year accrues until such time as a dividend is declared. The Series A Preferred Stock shall have its accumulated dividend paid before any dividends are paid to holders of another series of preferred stock or the holders of the common stock.
The Series A Preferred Stock has a stated value of $1.00 per share. In the event of liquidation, dissolution or winding up of the Company the Series A Preferred Stock shall be entitled to a liquidation preference for this amount per share prior to any distribution of any assets or surplus funds to the holders of any other class of preferred stock or the holders of the common stock. Each holder of the Series A Preferred Stock shall be entitled to convert the Series A Preferred Stock into common stock of the Company at a conversion price equal to the lesser of seventy percent (70%) of (i) the five-day average closing bid price for the Company's common stock preceding the conversion date, or (ii) the five-day average closing bid price preceding the original issue date of the Series A Preferred Stock. As of April 19, 1999, assuming a conversion of all of the Series A Preferred Stock on this date, the conversion price would be $0.52 per share (using ii. above) and the Series A Preferred Stock would be convertible into 2,201,923 shares of common stock of the Company. If the shares are converted then any unpaid accumulated dividends shall be waived. The Series A Preferred Stock does not carry any voting rights except if dividends have not been paid for a period of one year or more. In such event, the holders of the Series A Preferred Stock shall, until such dividends are paid, be entitled, with the holders of the common stock voting as a class, to vote for the election of directors, with the votes per share for the holders of the Series A Preferred Stock being equal to the number of shares then issuable upon conversion of the Series A Preferred Stock.

     The Board of Directors at a meeting held August 27, 1998 authorized the issuance of up to 400,000 shares of the Series P Preferred Stock. The Series P Preferred Stock is entitled to receive a $1.20 dividend per share per annum through January 31, 1999. If the holders of the Series P Preferred Stock are not granted the right to convert in to shares of common stock prior to February 1, 1999, the dividends accrue at the rate of $1.80 per share from February 1, to August 1, 1999. If the holders of the Series P Preferred Stock are not granted the right to convert in to shares of common stock prior to August 1, 1999, the dividends accrue at the rate of $2.40 per share from August 1, 1999 thereafter. The dividend is to be paid semi-annually each June 30 and December 31, commencing June 30, 1999, and is cumulative; therefore any dividend not paid in any year accrues until such time as a dividend is paid. The Series P Preferred Stock shall have its accumulated dividend paid before any dividends are paid to holders of another series of preferred stock or the holders of the common stock. The Series P Preferred Stock has a stated value of $10.00 per share. In the event of liquidation, dissolution or winding up of the Company the Series A Preferred Stock shall be entitled to a liquidation preference for this amount per share prior to any distribution of any assets or surplus funds to the holders of any other class of preferred stock, other than the Series A Preferred Stock, or the holders of the common stock. If approved by the holders of a majority of a quorum of the shares of common stock of the Company, each share of the Series P Preferred Stock shall be convertible into ten (10) shares of the Company's common stock, provided that prior to March 31, 2000, the holders of the Series P Preferred Stock shall not be entitled to convert their shares to the extent that the common shares issuable would exceed 45% of the then issued and outstanding shares of the Company's common stock. As of April 19, 1999, assuming a conversion of all of the Series P Preferred Stock on this date, the Series P Preferred Stock would be convertible into 3,344,430 shares of common stock of the Company, however only 2,475,000 shares would be entitled to be converted prior to March 31, 2000 (unless additional common stock of the Company is issued and outstanding prior to that date). If the shares are converted then any unpaid accumulated dividends shall be waived. The Series P Preferred Stock does not carry any voting rights except if dividends have not been paid for a period of one year or more. In such event, the holders of the Series P Preferred Stock shall, until such dividends are paid, be entitled, with the holders of the common stock voting as a class, to vote for the election of directors, with the votes per share for the holders of the Series P Preferred Stock being equal to the number of shares then issuable upon conversion of the Series P Preferred Stock.

     On October 2, 1998, the Company acquired Paul Harrison Enterprises, Inc. ("PHE"). In the acquisition, the Shareholders of PHE received, among other things, in the aggregate 334,443 shares of the Company's Series P Preferred Stock, of which Paul W. Harrison, Chairman, President and Chief Executive Officer of the Company, received 125,088.4 shares of the Series P Preferred Stock and Brian L. Schleicher, Chief Financial Officer and Chief Administrative Officer of the Company, received 7,812.5 shares of the Series P Preferred Stock. If the proposal is approved, Mr. Harrison and Mr. Schleicher will be entitled to convert their Series P Preferred Stock into 1,250,884 shares and 78,125 shares of the Company's Common Stock, respectively.



     The acquisition of PHE allowed the Company (i) to acquire the MERAD technology in order for it to focus its business strategy on being a premier information technology company, (ii) to acquire a significant interest in HALIS which is the first vertical implementation of the MERAD technology, and
(iii) to come into compliance with Nasdaq's $2,000,000 minimum net worth requirement (by reflecting the value of the HALIS stock and MERAD technology on its balance sheet). Without the acquisition, the common stock of the Company was likely to be delisted by Nasdaq. However, in order to issue common stock to the PHE shareholders, a meeting of shareholders was required and approval of the Company's shareholders was necessary but impossible to obtain within the time frame needed. This fact and due to certain accounting concerns as to how to account for the transaction, the Board elected to issue the Series P Preferred Stock, and the PHE shareholders agreed to accept such stock in good faith, in order to allow the Company to remain in compliance with Nasdaq. Because shareholder approval was necessary to either give conversion rights to the PHE shareholders or to issue the number of shares of common stock necessary to close the transaction, the Board agreed to bring the issue of approving the conversion feature set forth in the Certificate of Designation to the shareholders at the next annual meeting.
A copy of the Certificate of Designation, Preferences, Rights and Limitations of the Series P Preferred Stock filed with the Secretary of State of Minnesota is attached as Exhibit 4.1 to this Proxy Statement, which is incorporated herein by reference.

     The Board believes that granting the holders of the Series P Preferred Stock the right to convert their shares into Common Stock of the Company at a conversion ration of 10 shares of Common Stock for each 1 share of Series P Preferred Stock, as more fully set forth in the Certificate of Designation for the Series P Preferred Stock as filed with the Secretary of State of Minnesota, is in the best interest of the Company and recommends a vote FOR
                                                                        ---
the approval of the proposal. An affirmative vote by holders of a majority of the shares of Common Stock present at the meeting of shareholders is required to approve the proposal.


                                PROPOSAL III

              TO AMEND THE CERTIFICATE OF INCORPORATION OF THE
               COMPANY TO CHANGE THE COMPANY'S CORPORATE NAME

     The Company's Board has adopted, and is recommending to the stockholders for their approval at the Annual Meeting, a resolution to amend
Article I of the Company's Articles of Incorporation to change the corporate name. The applicable text of the Board's resolution is as follows:

     "RESOLVED, that Article I of the Company's Articles of Incorporation be amended to read in its entirety as follows:

     The name of this corporation shall be MERAD Technologies Corporation."

     At the last Annual Meeting, the shareholders of the Company voted to amend the Company's Articles of Incorporation to change the name of the Company to Tesyn Incorporated. In the judgment of the Board of Directors, the change of corporate name to Tesyn was not desirable, but rather it is now desirable in view of the change in the strategic focus of the business of the Company resulting from the recent business collaboration with HALIS and the acquisition of PHE and the MERAD Technology which will be used to expand the Company's product offerings to include products and services focused on E-Commerce. These transactions were part of a strategic corporate program to diversify the Company's business operations.

     If the proposed name change is adopted, it is the intent of the Company to use the trade name MERAD in connection with its new software technology business and in its communications with stockholders and the investment community. Additionally, the Company may change the name of its wholly-owned subsidiary, HealthWatch Technologies, Inc. to incorporate the MERAD trademark and identification.

     If the amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates.
of the outstanding shares of Common Stock of the Company entitled to vote at

     Approval of this proposal requires the affirmative vote of a majority the Annual Meeting. If approved by the stockholders, the amendment to
Article I will become effective upon filing with the Secretary of the State of Minnesota an Articles of Amendment to the Company's Articles of Incorporation, which filing is expected to take place shortly after the Annual Meeting. However, the Board of Directors will be authorized, without a further vote of the stockholders, to abandon the name change and determine not to file the Articles of Amendment if the Board concludes that such action would be in the best interest of the Company and its stockholders.
If this proposal is not approved by the stockholders, then the Articles of Amendment will not be filed.

     The Board believes that the proposal to amend the Company's Articles of Incorporation to change the corporate name is in the best interest of the Company and recommends a vote FOR approval of the proposal.
                              ---


                                  PROPOSAL IV


                   TO AMEND THE COMPANY'S 1995 STOCK OPTION PLAN
                TO INCREASE THE NUMBER OF SHARES COVERED THEREUNDER


          The Company presently has in place and effect the "1995 Stock Option Plan" (the "Plan") which has been utilized by the Company as incentive compensation to employees and others providing services to the Company and its subsidiaries. Certain of the options issued under the Plan are considered incentive stock options within the meaning of section 422A of the Internal Revenue Code and other options issued pursuant to the Plan shall constitute non-statutory options. The Board has the authority to determine which options are to be incentive stock options and which are to be non-statutory options and shall enter into option agreements with the recipients accordingly. Article V,
Section 5.1 provides that the total number of shares of common stock made available and reserved for issuance under the plan shall be 400,000 shares as the same may be adjusted to take into account stock dividends or splits, recapitalizations, reclassifications or other similar corporate changes.
The Board of Directors elected to amend the Plan to provide that the number of shares made available and reserved under the Plan shall be set at the lesser of 3,000,000 shares or twenty-five (25%) of the issued and outstanding shares of common stock of the Company as the case may be from time to time. The Company is in the process of reorganizing its focus and business strategy that commenced with the acquisition of Paul Harrison Enterprises, Inc. and the MERAD technology. Additional acquisitions may occur. In this regard, the Company will need additional options to attract possible acquisition candidates, and executive personnel, and to reward exceptional performance by its employees during this transition period. By establishing a percentage of outstanding shares as the lower end of the benchmark for the number of options issuable under the Plan, the Board has the most flexibility possible without unduly burdening existing shareholders.

     The Board believes that the proposal to amend the Company's 1995 Stock Option Plan to provide that the number of shares issuable thereunder be set at the lesser of 3,000,000 shares or twenty-five (25%) of the issued and outstanding shares of common stock of the Company, as the case may be from time to time, is in the best interest of the Company and recommends a vote FOR
approval of the proposal.                                             ---

     The essential features of the Plan are outlined below:

GENERAL

     The Plan provides for the grant of both incentive and non-statutory stock options. Incentive stock options granted under the Plan are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). Non-statutory stock options granted under the Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of options.

PURPOSE

     The Board adopted the Plan to provide a means enhancing stockholder investment by attracting, retaining and motivating key employees, directors and consultants of the Company and its affiliates, and to encourage stock ownership by such parties by providing them with a means to acquire a proprietary interest in the success of the Company.

ELIGIBILITY

     Incentive stock options may be granted under the Plan only to employees (including officers and employees who are directors) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive non-statutory stock options under the Plan. No incentive stock option may be granted under the Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an option holder during any calendar year (under the Plan and all other such plans of the Company and its affiliates) may not exceed $100,000. The Board can grant options in excess of the above limits if the options are non-statutory options.

ADMINISTRATION

     The Board shall be responsible for administering the Plan. Subject to the provisions of the Plan, the Board has the power to construe and interpret the Plan and to determine the persons to whom and the dates on which options will be granted, the number of shares of Common Stock to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

     The Board has the power to delegate administration of the Plan to a committee composed of three or more members of the Board. The Board however, has retained administration of the Plan.

STOCK SUBJECT TO THE OPTION PLAN

     Subject to the approval of this Proposal II, the greatest of 1,000,000 shares or twenty-five percent (25%) of the Common Stock, par value $.01 per share, outstanding will be reserved for issuance under the Plan. Based upon the share of Common Stock outstanding as of April 19, 1999, the shares reserved under the Plan would be 753,378 shares. If options granted under the Plan expire or otherwise terminate for any reason without being exercised in full, the shares of Common Stock not acquired pursuant to such options again become available for issuance under the Plan. In the event that the Company's outstanding Common Stock is subject to a stock dividend or split, recapitalization, reclassification, or other similar corporate change, the aggregate number of shares available under the Plan shall be adjusted appropriately, and the number of shares and option price per share shall be proportionately and appropriately be adjusted without any change in the aggregate option price to be paid upon exercise of the option. The Board shall make any determinations of the effect of such corporate actions on the options under the Plan.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the Plan. Individual option grants as determined by the Board may be more restrictive as to any or all of the permissible terms described below.

     EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of non-statutory options shall be determined by the Board but shall not be less than eighty-five percent (85%) of the fair market value on the date of grant. If options are granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by applicable provisions of the Code. See "Federal Income Tax Information." The exercise price of options granted under the Plan must be paid either in cash at the time the option is exercised or, if acceptable to the Board, by delivery of other shares of Common Stock of the Company, provided that with respect to an exercise of incentive stock options, the payment in the form of Common Stock does not prevent the option from being treated as an incentive stock option under the Code.

     OPTION EXERCISE. Unless otherwise specified by the Board, one-third of the options granted shall vest on each of the three anniversary dates following the date of grant. The Board has the authority to vary from this schedule and may approve different vesting schedules for different optionees.

     TERM. The maximum term of options under the Plan is 10 years. Unless otherwise specified by the Board the duration of an option shall be 5 years
from the date of grant.   Unless provided otherwise for a non-statutory
option, vested options under the Plan generally terminate (a) three months after termination if such termination is for any reason other than death, permanent and total disability (as defined in the Code) or "for cause" (as defined in the Plan) or (b) one year after termination if such termination is due to death or permanent and total disability. In addition, vested options shall terminate immediately upon an option holder's termination of service "for cause." In the case of an option holder's death, an option may be exercised by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution. The option term generally is not extended in the event that exercise of the option within these periods is prohibited.

RESTRICTIONS ON TRANSFER

     The option holder may not transfer an option otherwise than by will or by the laws of descent and distribution. During the lifetime of the option holder, only the option holder or the option holder's guardian or legal representative may exercise an option.

EFFECT OF CERTAIN CORPORATE EVENTS

     The Plan provides that, in the event of a sale of substantially all of the assets of the Company, specified types of merger or consolidation with or into any other entity or person in which in excess of 50% of the Company's voting power is transferred ("change in control"), then the Company shall have the option, but not the obligation, to cancel options outstanding as of the effective date of such acquisition or change of control, whether or not the options are then exercisable. Upon such election, the Company shall pay the optionees an amount equal to the difference between the net amount payable per share in the acquisition and the exercise price of the option. If the Company is the survivor of any acquisition, the options granted shall pertain to and apply to the securities such holder would have received in such acquisition. Any dissolution or liquidation of the Company, or any merger or consolidation in which the Company is not the survivor, shall cause every option to terminate effective as of the date of such event. In such event the optionee shall
(i) be offered options outstanding in the surviving company in such amount, terms and conditions which will substantially preserve the optionees rights and benefits for options granted under the Plan, or (ii) have the right to exercise all options granted under the Plan whether or not such option were then otherwise exercisable.

DURATION, AMENDMENT AND TERMINATION

     The Plan will terminate on December 8, 2005. Any options outstanding at the end of this period shall remain in effect in accordance with the terms of the grant. The Board may also amend the Plan at any time or from time to time, however no amendment shall adversely effect any outstanding grant under the Plan without the consent of the recipient thereunder.

FEDERAL INCOME TAX INFORMATION

     Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to option holders who acquire stock subject to certain repurchase options or who are subject to
Section 16(b) of the Securities Exchange Act.

     INCENTIVE STOCK OPTIONS. Incentive stock options under the Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal income tax consequences to the option holder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the option holder's alternative minimum tax liability, if any. If an option holder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the option holder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. Generally, if the option holder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the option holder will realize taxable ordinary income equal to the lesser of
(i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the option holder's actual gain, if any, on the purchase and sale. The option holder's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the option holder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     NON-STATUTORY STOCK OPTIONS. Non-statutory stock options granted under the Plan generally have the following federal income tax consequences:
There are no tax consequences to the option holder or the Company by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the option holder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the applicable provisions of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the option holder. Upon disposition of the stock, the option holder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to option holders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Securities Exchange Act.

     POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation.

                             INDEPENDENT AUDITORS

     Silverman Olson Thorvilson & Kaufmann Ltd. has served as the Company's independent auditors since the Company's formation in 1983. The Company does not expect that a representative of Silverman Olson Thorvilson & Kaufmann Ltd. will be present at the meeting.


                                OTHER MATTERS

     Management does not intend to bring before the meeting any business other than as set forth in this Proxy Statement and has not been informed that any other business is to be presented to the meeting. If any matters other than those referred to above should properly come before the meeting, however, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment.

     Please sign and return promptly the enclosed Proxy in the envelope provided. The signing of a Proxy will not prevent your attending the meeting and voting in person.


                                  By Order of the Board of Directors
                                  Paul W. Harrison
                                  Chairman of the Board
April 19, 1999